UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12
WOLFSPEED, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT DATED OCTOBER 17, 2024
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 5, 2024

This proxy statement supplement (this “Supplement”), dated November 20, 2024, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Wolfspeed, Inc. (“Wolfspeed” or the “Company”) dated October 17, 2024 furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held on December 5, 2024 (the “Annual Meeting”), or any adjournment or postponement thereof. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.
THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/WOLF2024 and in person at the offices of the corporation in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Thursday, December 5, 2024, at 12:00 p.m. local time. The record date for the determination of the holders of the Company’s common stock who are entitled to notice of and to vote at the Annual Meeting is October 7, 2024, which is the same record date specified in the Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on December 5, 2024:
The Annual Report, the Proxy Statement, and
this Supplement are available on the Internet at
www.wolfspeed.com/annualmeeting.
Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about October 22, 2024, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Annual Report. The Notice also instructs you on how you can vote using the Internet. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Withdrawal of Nominee for Election to Our Board of Directors
On November 18, 2024, the Company announced the departure of its President and Chief Executive Officer, Gregg A. Lowe. Mr. Lowe stepped down from his roles of President and Chief Executive Officer and director on such date and will depart the Company as an employee by the end of the month. Mr. Lowe’s departure results from the determination by the Company’s Board of Directors on November 12, 2024 to terminate Mr. Lowe’s employment without cause.
Among other items in the Proxy Statement, we asked our shareholders to vote on the election of ten director nominees to the Board, which included Mr. Lowe. In connection with his departure as President and Chief Executive Officer from the Company, Mr. Lowe has resigned from the Board and withdrawn his nomination for election to the Board at the Annual Meeting. Any proxies submitted and votes cast with respect to the election of Mr. Lowe as director nominee will be disregarded. The Board has not nominated a substitute director nominee for election at the Annual Meeting, and, accordingly, only nine director nominees will be considered for election at the Annual Meeting.
The Board continues to recommend a vote “FOR” each of the remaining nine nominees: Glenda M. Dorchak, John C. Hodge, Darren R. Jackson, Duy-Loan T. Le, Marvin A. Riley, Thomas J. Seifert, Stacy J. Smith, Thomas H. Werner, and George H. “Woody” Young II. More information on the background and qualifications of each of the remaining nine nominees is included in the Proxy Statement.
The Board of Directors recommends shareholders vote FOR election of the nine nominees named above.

The Leadership Structure of the Board of Directors
On November 15, 2024, the Board appointed Thomas H. Werner, current Chair of the Board, as Executive Chair, effective as of November 18, 2024, in which role he will serve as the Company’s principal executive officer on an interim basis and will oversee the continued execution of the Company’s strategy while the Board conducts a search for a new Chief Executive Officer. The Board has adopted Corporate Governance Guidelines that call for the Board to designate a Lead Independent Director any time that the Chairman of the Board is not an independent director. Because Mr. Werner will not qualify as an independent director of the Company pursuant to the listing requirements of the New York Stock Exchange while serving as interim principal executive officer, the Board has appointed Stacy J. Smith to serve as the Lead Independent Director and Mr. Werner has stepped off the Compensation Committee of the Board.
The responsibilities of the Chair of the Board under our Bylaws are to preside at meetings of the Board and shareholders and to perform such other duties as may be directed by the Board from time to time. The Chair also has the power to call meetings of the Board and of the shareholders. The independent directors meet at regularly scheduled sessions immediately following each regularly scheduled Board meeting without other directors or members of management present. As specified in the Corporate Governance Guidelines, the responsibilities of the Lead Independent Director include the following:
•In the absence of the Chair, the Lead Independent Director serves as acting Chair presiding over meetings of the Board and shareholders.

•The Lead Independent Director convenes and presides over meetings of the independent directors and communicates the results of these sessions where appropriate to the Chair, other management or the Board.

•In general, the Lead Independent Director serves as principal liaison between the independent directors and the Chair and between the independent directors and other management.

•The Lead Independent Director reviews agendas for Board of Director meetings in advance with the Chair.

The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the shareholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Werner hold the position of Executive Chair with Mr. Smith serving as Lead Independent Director while the Board conducts a search for a new Chief Executive Officer. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chair and principal executive officer should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.
VOTING; REVOCABILITY OF PROXIES

Vote Required
Directors will be elected by a plurality of the votes cast. The nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.
If you have already properly submitted a proxy to vote your shares at the Annual Meeting, you do not need to re-submit your proxy unless you wish to change your vote. Proxies already submitted by shareholders will remain valid and will be voted at the Annual Meeting, unless revoked as described below. Votes for the election of Mr. Lowe on any proxies submitted, whether before or after the date of this Supplement, will be disregarded.
If you have not voted your shares, please vote as soon as possible. You can vote by proxy over the Internet by following the instructions provided in the Notice or, if you requested to receive printed proxy materials, you can also vote by mail or by telephone as instructed on the proxy card.
How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting in person; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting new voting instructions by telephone or over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.
OTHER MATTERS
Other than as set forth above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares. The Company knows of no matters to be submitted to the Annual Meeting other than those presented in the Proxy Statement, as supplemented by this Supplement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent in accordance with their best judgment on each of such matters.
By order of the Board of Directors,

Bradley D. Kohn
Secretary
Durham, North Carolina
November 20, 2024